SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, StateD.C. PostalCode20549

                                 ---------------



                                    FORM 8-K

                                 CURRENT REPORT




     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported):February 26, 2007

                       LIGAND PHARMACEUTICALS INCORPORATED
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

                                    000-20720
                            (Commission File Number)

                           10275 Science Center Drive,
                              San Diego,California
                    (Address of principal executive offices)

                                 (858) 550-7500
              (Registrant's telephone number, including area code)

                                   77-0160744
                      (I.R.S. Employer Identification No.)

                                   92121-1117
                                   (Zip Code)




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Item 2.01.  Completion of Acquisition or Disposition of Assets.

            On September 6, 2006, Ligand Pharmaceuticals Incorporated, a Delaware corporation (the "Company"), King Pharmaceuticals, Inc., a Tennessee corporation ("King Pharmaceuticals"), and King Pharmaceuticals Research and Development, Inc., a Delaware corporation and wholly owned subsidiary of King Pharmaceuticals ("King R&D", and together with King Pharmaceuticals, "King") entered into a Purchase Agreement (the "Purchase Agreement"), pursuant to which King agreed to acquire all of the Company's rights in and to AVINZA(R) (morphine sulfate extended-release capsules) in the United States, its territories and Canada, including, among other things, all AVINZA(R) inventory, records and related intellectual property, and assume certain liabilities as set forth in the Purchase Agreement (collectively, the "Transaction"). In addition, King, subject to the terms and conditions of the Purchase Agreement, offered employment following the closing of the Transaction (the "Closing") to, and hired, approximately 60 of the Company's existing sales representatives that support the sale of AVINZA(R). Closing of the Transaction occurred on February 26, 2007.

            Pursuant to the Purchase Agreement, at Closing the Company was paid $295 million in cash which represents the purchase price of $246 million including certain inventory adjustments set forth in the Purchase Agreement, as amended, plus approximately $49 million in reimbursement of payments to Organon and others. Of the net cash proceeds, $15 million are set aside in an escrow account to fund potential indemnity claims by King under the Purchase Agreement. King also assumed certain AVINZA(R)-related liabilities, including a royalty obligation to Organon Pharmaceuticals USA Inc. and other obligations and royalties under contracts assigned as part of the Transaction. There will be post-closing fees and expenses associated with the Transaction.

            King further agreed to pay the Company a 15% royalty on King's annual net sales of AVINZA(R) or any reformulation or derivation thereof for the first 20 months following the Closing and thereafter through November 25, 2017, as follows:

    o if annual net sales are $200 million or less, 5% of all such net sales;

    o if annual net sales exceed $200 million but do not exceed $250 million, 10% of all such net sales; and

    o if annual net sales exceed $250 million, 10% on all net sales up to and including $250 million, plus 15% of net sales in excess of $250 million.

            Also on September 6, 2006, Ligand and King entered into a Contract Sales Force Agreement (the "Sales Agreement"), pursuant to which King Pharmaceuticals agreed to conduct a detailing program to promote the sale of AVINZA(R) for an agreed upon fee, subject to the terms and conditions of the Sales Agreement. Pursuant to the Sales Agreement, King Pharmaceuticals has agreed to perform certain minimum monthly product details, which commenced in October 2006 and were to continue (i) for a period of six months following such date, (ii) until the Closing or (iii) until the earlier termination of the Purchase Agreement. Thus the Sales Agreement terminated at the Closing. Ligand expects total payments under the Sales Agreement, including reimbursement to King of certain marketing and sales costs to be approximately $7million.

            On January 3, 2007, the Company and King executed an amendment to the Purchase Agreement (the "Amendment") effective as of November 30, 2006 and a letter agreement effective as of December 29, 2006 (the "Side Letter"). Under the Amendment, the parties agreed that King could make offers to the Ligand sales representatives, plus its regional business managers starting on November 30,2006, such offers to be contingent on the Closing. The Parties agreed on certain related termination, bonus and severance terms with respect to those sales representatives that did not receive offers from King.

            The parties further amended the Purchase Agreement to move the outside date or deadline for the Closing from December 31, 2006 to February 28, 2007. As part of the Amendment, the parties agreed that termination of the Sales Agreement would be subject to 60 days advance notice, instead of the original 30 days.

            In connection with the Loan, King and Ligand executed the Side Letter on January 3, 2007 which provides that Ligand would repay the Loan, with interest then due on January 8, 2007 and, if the Closing occurred


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on or before February 28, 2007 the interest will be refunded to Ligand at the
Closing. Thus the reimbursement payment that Ligand received at the Closing included this interest refund.

            The parties also amended the Purchase Agreement as of the Closing, principally to address certain second-source manufacturing, inventory and related items. Among other terms the parties agreed that Ligand's second source manufacturing arrangement for AVINZA(R) would be wound down and that the inventory adjustments at Closing would include a $6 million adjustment for anticipated higher cost of goods for King. The parties further agreed to transfer two batches of AVINZA(R) recently completed at the second source as part of Ligand's product inventory to be transferred at the Closing, but otherwise not to assign or transfer the second source arrangement and related contracts and liabilities to King. Ligand will remain responsible for these contracts and liabilities. The parties also agreed that Ligand would not market any controlled release solid oral dosage formulation containing morphine and its salts as its sole active ingredient in the United States or Canada, consistent with the original AVINZA(R) license from Elan Corporation plc.

            The Purchase Agreement was approved by the Company's stockholders at a special meeting held on February 12, 2007. The Closing was subject to certain customary closing conditions, including, but not limited to, the stockholder approval, the conversion of all outstanding 6% Convertible Subordinated Notes due 2007 of the Company which was completed in November 2006, and the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Early termination of this waiting period was granted in October 2006.


         There were no material relationships between the Company, its affiliates, directors or officers, and King or its subsidiaries, other than the Transaction.

            The Purchase Agreement was filed on September 11, 2006 as Exhibit
2.1 to the Company's Current Report on Form 8-K. The Sales Agreement was filed on September 12, 2006 as Exhibit 10.1 to the Company's Current Report on Form 8-K. Amendment Number 1 to Purchase Agreement, Contract Sales Force Agreement and Confidentiality Agreement was filed on January 5, 2007 as Exhibit 2.1 to the Company's Current Report on Form 8-K. Amendment Number 2 to Purchase Agreement is filed as Exhibit 2.1 to this report. The foregoing descriptions of the Purchase Agreement and the Sales Agreement, as amended, do not purport to be complete and are qualified in their entirety by reference to such agreements and amendments.

            The press release announcing the Closing is attached as Exhibit
99.1. Unaudited pro forma financial statements showing how the Transaction might have affected historical financial statements if the Transaction had been consummated in prior periods were included in the Company's definitive proxy statement filed with the Commission on January 24, 2007.


Item 9.01 Financial Statements And Exhibits


(d)      Exhibits

EXHIBIT NUMBER             DESCRIPTION
--------------            -------------

2.1 Amendment Number 2 to Purchase Agreement, by and between Ligand and King effective as of February 26, 2007

99.1            Press release of the Company dated February 26, 2007


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned.


                                             LIGAND PHARMACEUTICALS INCORPORATED




Date : February 28, 2007    By:      /s/Warner R. Broaddus
                            Name:    Warner R. Broaddus
                            Title:   Vice President, General Counsel & Secretary